Exhibit 10.5

SECOND AMENDMENT
OF
OTTER TAIL CORPORATION
DEFERRED COMPENSATION PLAN FOR DIRECTORS
(2003 Restatement)

The “OTTER TAIL CORPORATION DEFERRED COMPENSATION PLAN FOR DIRECTORS” established as of November 1, 1983, by the Board of Directors of OTTER TAIL CORPORATION, a Minnesota corporation, as amended and restated in a document entitled “Otter Tail Corporation Deferred Compensation Plan for Directors (2003 Restatement) (hereinafter referred to as the “Plan Statement”), as amended, is hereby further amended in the following respects:

1. ADMINISTRATION. Effective as of the date the shareholders approve the 2014 Stock Incentive Plan, Section 6(e) of the Plan Statement and Section 6(e) of Appendix A is amended by replacing “Otter Tail Corporation 1999 Stock Incentive Plan” with “Otter Tail Corporation 2014 Stock Incentive Plan.”

2. SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.